SUPERIOR ENERGY SERVICES ACQUIRES DRILLING LOGISTICS; SIGNS LETTER OF INTENT TO ACQUIRE INTERNATIONAL SNUBBING SERVICES



For further information contact:
Robert Taylor, 504/362-4321
Greg Rosenstein, 504/362-4321


HARVEY, La, Sept. 11, 2000 -- Superior Energy Services, Inc. (NASDAQ:SESI) today announced the acquisition of Drilling Logistics, Inc. and the signing of a letter of intent to acquire International Snubbing Services, Inc.
(ISS) and its affiliated companies Southeast Australian Services Pty, Ltd., and Imperial Snubbing Services, Ltd.

Drilling Logistics manufactures, rents and repairs bottom hole assembly components. The company has operations in Lafayette, La. and St. John's, Newfoundland (Canada). Drilling Logistics will be merged into Superior-owned Stabil Drill, the leading provider of hole openers, stabilizers and mills along the Gulf Coast.

ISS is an international provider of rig-based well services including workover, completion, snubbing, well control, sidetracking, re-entry and drilling services. The company also manufactures and markets its own hydraulic rigs and ancillary equipment required in its drilling and well service operations. ISS has a fleet of 10 snubbing, workover and drilling units, ranging in pulling capacity from 120,000 to 460,000 pounds, and one hydraulic drilling rig currently working in the Gulf of Mexico. Also, ISS has an additional 600,000-pound pulling capacity subbing unit and second drilling rig scheduled to be completed in the fourth quarter of 2000. Headquartered in Arnaudville, La., ISS has operations in the United States, Australia, Trinidad and Europe and working agreements to operate in the North Sea, Venezuela and Brunei. The transaction is scheduled to close in the fourth quarter of 2000, subject to a number of customary conditions including the execution of a definitive agreement.

"In addition to offering high quality products and services that complement our current business mix, ISS and Drilling Logistics will serve as important platforms for Superior's international expansion," said Terry Hall, President and CEO of Superior Energy Services. "ISS is an innovative company that has successfully expanded internationally as a result of leading edge equipment, experienced personnel and strong customer relationships. Drilling Logistics' international manufacturing capabilities and established customer relationships will enhance Stabil Drill's expansion. As the Gulf Coast market leader in certain drilling tools, Stabil Drill is pursuing markets outside the region to enhance its growth. Drilling Logistics can be the catalyst for that growth."

Superior Energy Services, Inc. provides a broad range of specialized oilfield services and equipment primarily to major and independent oil and gas companies engaged in the exploration, production and development of oil and natural gas properties offshore in the Gulf of Mexico and throughout the Gulf Coast region. These services and equipment include the rental of liftboats, rental of specialized oilfield equipment, electric and mechanical wireline services, well plug and abandonment services, coiled tubing services and engineering services. Additional services provided include contract operating and supplemental labor, offshore construction and maintenance services, offshore and dockside environmental cleaning services, the manufacture and sale of drilling instrumentation and the manufacture and sale of oil spill containment equipment.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risks, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: volatility of the oil and gas industry, including the level of exploration, production and development activity; risks associated with the Company's rapid growth; changes in competitive factors and other material factors that are described from time to time in the Company's filings with the Securities and Exchange Commission. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Superior or any other person that the projected outcomes can or will be achieved.